UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 11, 2009
Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
801 Fox Lane, San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)
(408) 467-1900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 11, 2009, Immersion Corporation (“Immersion” or the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that Immersion violated Nasdaq Marketplace Rule 5250(c)(1) as a result of its delayed filing of its Quarterly Report on Form 10-Q for the period ended September 30, 2009.

Immersion has 60 calendar days, or until January 11, 2010, to submit to Nasdaq a plan to regain compliance with the Nasdaq listing rules.  Immersion intends to submit a plan to regain compliance within this 60-day period.  If Nasdaq accepts Immersion’s plan, Immersion will have until February 8, 2010 to regain compliance.  If Nasdaq does not accept Immersion’s plan, Immersion will have the opportunity to appeal that decision to the Hearings Panel.

Immersion issued a press release on November 17, 2009 disclosing its receipt of this letter. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated by reference herein.

Item 4.02(a)       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

 Since fiscal 2006, the Company has licensed software from a third party provider to automate the administration of its employee equity programs and calculate its stock-based compensation expense.  After upgrading to a new version of the software provided by the third party in September 2009, the Company identified differences in the stock-based compensation expense of prior periods and, after reviewing such differences, identified an error in its accounting for stock-based compensation expense.   Specifically, the prior version of the software incorrectly calculated stock-based compensation expense by continuing to apply a weighted average forfeiture rate to the vested portion of stock option awards until the grant’s final vest date, rather than reflecting actual forfeitures as awards vested, resulting in an understatement of stock-based compensation expense in certain periods prior to the grant’s final vest date.  The Company’s correction of the error will result in changes to the timing of stock-based compensation expense over the vesting period of the awards during the relevant periods, but does not change the total stock-based compensation expense to be recognized.  As stock-based compensation expense is a non-cash item, there is no impact to net cash provided by operations in any period.

As a result of identifying the error, on November 13, 2009, the Company concluded that accounting adjustments were necessary to correct certain previously issued financial statements.  Accordingly, the total cumulative additional stock-based compensation expense to be recorded is approximately $2.2 million for the fiscal years ended December 31, 2007 and 2008 and the quarter ended March 31, 2009.  Specifically, the Company will record increases in stock-based compensation expense of approximately $737,000 in fiscal 2007, $1.2 million in fiscal 2008 and $180,000 in the quarter ended March 31, 2009.

In addition, and as previously disclosed in March 2007, the Company concluded its patent infringement litigation against Sony Computer Entertainment.  As part of the conclusion, on March 19, 2007, both parties entered into an agreement whereby the Company granted Sony Computer Entertainment and certain of its affiliates a worldwide, non-transferable, non-exclusive license under its patents that have issued, may issue, or claim a priority date before March 2017 for the going forward use, development, manufacture, sale, lease, importation, and distribution of Sony’s current and past PlayStation and related products in exchange for certain covenants not to sue and the payment of twelve quarterly installments of $1.875 million (for a total of $22.5 million) beginning on March 31, 2007 and ending on December 31, 2009, as well as certain other fees and royalty amounts. The Company accounted for future payments in accordance with Accounting Principles Board Opinion No. 21 Interest on Receivables and Payables (“APB No. 21”). Under APB No. 21, the Company determined the present value of the $22.5 million future payments to equal $20.2 million. The Company is accounting for the difference of $2.3 million as interest income as each $1.875 million quarterly payment installment becomes due. On November 13, 2009, after reviewing the recognition of interest income for the Sony license, the Company concluded that there was an error in the way the interest income was being recognized.  This accounting error relates to the timing of the recognition of interest income but does not change the overall interest income to be recognized for the Sony license.

As a result of identifying the error, on November 13, 2009, the Company concluded that accounting adjustments were necessary to correct certain previously issued financial statements. Accordingly, the Company will record increases in interest income of approximately $769,000 in fiscal 2007 and $128,000 in fiscal 2008 and will record a reduction in interest income of approximately $128,000 in the quarter ended March 31, 2009.

 The Audit Committee of the Board of Directors of the Company, after consultation with management,  concluded on November 13, 2009, that in light of the errors described above, the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2007 and auditor’s report thereon, and previously issued unaudited financial statements for the periods ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, should no longer be relied upon.

The decision to restate the Company’s previously issued financial statements was made by the Audit Committee of the Company’s Board of Directors, following consultation with and upon the recommendation of management.  The Company discussed these matters with the Company’s independent registered public accounting firm.

As a result of these matters, Immersion is also in the process of reassessing the effectiveness of its internal control over financial reporting.

The Company previously reported on Form 8-K that the Audit Committee of the Board of Directors of the Company, after consultation with management concluded on August 10, 2009 that its previously issued consolidated financial statements as of and for the year ended December 31, 2008 and auditor’s report thereon, and previously issued unaudited financial statements as of and for the periods ended March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March, 2008, should no longer be relied upon because of one or more errors in such financial statements as a result of certain findings in the ongoing previously announced investigation, undertaken by the Audit Committee, of certain revenue transactions in Immersion’s Medical line of business.

  The Company intends to restate its 2008 and 2007 consolidated financial statements through amendment of its 2008 Form 10-K.  Such amended 10-K would also restate the unaudited quarterly financial data for the 2008 and 2007 quarterly periods.  The Company also intends to restate the unaudited financial statements of interim periods included in its March 2009 Form 10-Q through amendment.  The Company intends to restate the unaudited financial statements for the comparative 2008 interim periods when filing its June 2009 and September 2009 Forms 10-Q.

Item 9.01     Financial Statements and Exhibits.

          (d)       Exhibits.

Exhibit No.	Exhibit Title

99.01	Press Release dated November 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	November 17, 2009	By:	/s/ Amie Peters
Name: Amie Peters
Title: VP, Legal